Board of Directors
     The Growth Fund of Washington, Inc.

     In planning and performing our audit of the financial statements of The GrowthFund of Washington, Inc. (the Fund) for the year ended December 31, 1996, weconsidered its internal control structure, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

     The management of the Fund is responsible for establishing and maintaining an internal control structure.

     In fulfilling this responsibility, estimates andjudgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management withreasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permitpreparation of financial statements in accordance with generally accepted accounting principles.

     Because of inherent limitations in any internal control structure, errors orirregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

     Our consideration of the internal control structure would not necessarilydisclose all matters in the internal control structure that might be materialweaknesses under standards established by the American Institute of CertifiedPublic Accountants. A material weakness is a condition in which the design oroperation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1996.

     This report is intended solely for the information and use of management and the Securities and Exchange Commission.

                  JOHNSON LAMBERT & CO.

     Bethesda, MD
     January 27, 1997